UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2022

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1290 Avenue of the Americas
New York, NY 10104

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2022, the Board of Directors (the “Board”) of fuboTV Inc. (the “Company”) appointed Julie Haddon to serve as a director of the Company and a member of the audit committee of the Board (the “Audit Committee”), in each case, effective March 23, 2022 (the “Effective Date”). On March 22, 2022, Henry Ahn resigned as a director of the Company, effective on the Effective Date. In connection with his resignation from the Board, Mr. Ahn has been appointed as Chief Business Officer of the Company. In addition, the Board appointed existing director, Daniel Leff, to serve as a member of the compensation committee of the Board, effective on the Effective Date, succeeding Mr. Ahn on such committee.

Ms. Haddon is eligible to participate in the Company’s Outside Director Compensation Program, which provides for (i) an annual cash retainer of (a) $45,000 for serving on the Board and (b) $10,000 for her service as a member of the Audit Committee, (ii) an initial grant of restricted stock units (“RSUs”) for the number of shares of the Company’s common stock equal to $330,000 divided by the average of the closing price of the Company’s common stock for the 30 trading day period ending on the trading day prior to the grant date (the “Share Price”), rounded down to the nearest whole share, and that vests in a series of equal annual installments on the first, second and third anniversary of the date of grant, subject to the director’s continued service on the Board through each such vesting date, and (iii) an annual grant, on the date of the Company’s annual meeting of shareholders (provided that she has served as a director for at least six months prior to such meeting), of RSUs for that number of shares of common stock equal to $228,000 divided by the Share Price, rounded down to the nearest whole share (the “Annual Grant”), and that vests in a single installment on the earlier to occur of (x) the day prior to the date of the Company’s next annual meeting of shareholders or (y) the first anniversary of the date of grant of the Annual Grant, subject to the director’s continued service on the Board through such vesting date. In accordance with the Company’s Outside Director Compensation Program, Ms. Haddon received an initial grant of 39,173 RSUs on March 23, 2022.

Ms. Haddon has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: March 25, 2022	By:	/s/ David Gandler
David Gandler
Chief Executive Officer